Exhibit 23.3

Consent of Independent Auditor

We hereby consent to the use in the joint proxy statement/prospectus constituting a part of this Registration Statement of our report dated October 31, 2023, relating to the financial statements of EMI Solutions, Inc. for the years ended June 30, 2023 and 2022, which is contained in that proxy statement/prospectus.

We also consent to the reference to us under the caption “Experts” in the joint proxy statement/prospectus.

/s/ Macias Gini O’Connell LLP

Irvine, California

November 13, 2023